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                                                                    EXHIBIT 10.8


         AGREEMENT of LEASE made as of the 30th day of June, 1998, BETWEEN OSKAR
G. ROGG of 586 Danbury Road, New Milford, Connecticut (hereinafter called "LESSOR"), and TRIDENT INCORPORATED, a Connecticut corporation authorized to do business in the State of Connecticut, with an office located at 1114 Federal Road, Brookfield, Connecticut, 06804 (hereinafter called "LESSEE"):

                              W I T N E S S E T H:

         That the LESSOR does hereby lease to the said LESSEE certain premises located at 1114 Federal Road, Brookfield, Connecticut, which leased premises consist of Lot 1114, a building of approximately 20,000 SQUARE feet of first floor space, parking, and use of auxiliary facilities, specifically water and refuse storage, as shown on a map entitled, "SITE PLAN LOT 1114 MAP PREPARED FOR OSKAR G. ROGG 1106-1134 FEDERAL ROAD, TOWN OF BROOKFIELD, COUNTY OF FAIRFIELD, STATE OF CONNECTICUT, scale 1 (inch) = 50 (inches) August 1977, and revised May 18, 1978", (hereinafter referred to as "Exhibit A"), a copy of which is attached hereto and made a part hereof.

         The term of this Lease shall be for a period of five (5) years commencing July 1, 1998 and ending on June 30, 2003. LESSEE shall pay rent to LESSOR at an annual rental rate of Eighty Thousand ($80,000.00) dollars, payable in monthly advance payments of Six Thousand Six Hundred Sixty Six and 67/100 ($6,666.67) dollars, payable on the first day of each month. The monthly rent shall be payable at the office of the LESSOR, located at 586 Danbury Road, New Milford, Connecticut.

          Access to the property shall be over the road as shown on Exhibit A. The LESSOR expressly covenants that he has good right and title to grant such access over the designated access road running from Federal Road to said Lot 1114.

          The LESSEE shall have the option to renew this Lease for a further term of three (3) years commencing on July 1, 2003 at the then prevailing market rates for similar commercial space. In the event that the LESSEE shall desire to exercise the option to renew as hereinbefore set forth, written


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notice shall be given to the LESSOR by registered mail, postage prepaid, at least six (6) months before expiration of the original term of this lease.

         It is agreed between the parties hereto that within One Hundred Twenty
(120) days of the termination date of the Lease, the LESSOR is permitted to show the interior of the building to prospective tenants during reasonable times by prior appointment, permission not to be unreasonably withheld.

         The LESSEE agrees that it shall pay, in addition to the rental hereinbefore set forth, the following charges and expenses:

         (a) All charges for utilities, including but not limited to heat and electricity, and all costs of routine maintenance used by it or its business on the premises.

         (b)      All charges for the removal of LESSEE'S refuse.

         (c) All personal property taxes, of whatever nature, chargeable as against fixtures, equipment, inventory or other personalty kept, used or maintained on leased premises.

         (d) It is agreed and understood between the parties that during the term of this Lease, all real property taxes and sewer use charges assessed against the leased premises and improvements thereon, shall be paid by the LESSEE as follows: The LESSOR shall present to the LESSEE the receipted tax bill, or certification by the bank that taxes have been paid, representing the town of Brookfield's assessment against said Lot 1114, and the LESSEE shall reimburse the LESSOR within thirty (30) days thereafter the amount which has been paid by said LESSOR. The taxes in Brookfield are payable in January and July of each year for the advance six (6) month period. In the event that the Lease expires during


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                  any one of the tax periods, the LESSEE shall be obligated to pay only that portion of the tax which represents the period covering the remaining term of the Lease.

         The LESSEE agrees that it will make no structural alteration of, or addition to the leased premises without the written consent of the LESSOR, which consent shall not be unreasonably withheld. Any personal property installed by the LESSEE or at the LESSEE'S expense in the leased premises may be removed by the LESSEE at the expiration of this Lease or any renewal period thereof. No part of the leased premises shall be subject to restoration at LESSEE'S expense, however, LESSEE agrees to repair any damage to the building if caused by the removal of personal property from the premises at the end of the lease term or any extensions thereof.

         The LESSEE shall have the right to erect one or more suitable exterior sign(s) with the prior written approval of the LESSOR, which approval will not be unreasonably withheld.

         The LESSEE agrees that it, its agents, employees, or invitees shall not block the access road in any way between Route 7 and the leased premises which are located at the end of the said access road.

         And the said LESSOR covenants with the said LESSEE that he has good right to lease said premises in the manner aforesaid, and that he will suffer and permit said LESSEE (it keeping all covenants on its part, as hereinafter contained) to occupy, possess and enjoy said premises during the term aforesaid, without hinderance or molestation from him or any person claiming by, from or under him.

         And the said LESSEE covenants with the said LESSOR to hire said premises and to pay the rent therefore as aforesaid, that it will commit no waste, nor suffer the same to be committed thereof, nor injure nor misuse the same; and also that it will not assign this Lease nor underlet a part or the


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whole of said leased premises, nor make alterations therein, nor use the same for any purpose but that hereinafter authorized, without written permission of said LESSOR, which permission shall not be unreasonably withheld, but will deliver up the same at the expiration or sooner termination of its tenancy in as good condition as they are now in, ordinary wear, fire and other unavoidable casualties excepted.

         PROVIDED, however, and it is further agreed that if the said rent and taxes shall remain unpaid for fifteen (15) days after the same shall become payable as aforesaid, or if the said LESSEE shall assign the Lease, or underlet or otherwise dispose of the whole or any part of said demised premises, or use the same for any purpose but that hereinafter authorized or structural alteration therein without the consent of the LESSOR in writing, or shall commit waste or suffer the same to be committed on said premises, or injure or misuse the same, then this Lease shall thereupon, by virtue of this express stipulation therein, provided LESSOR has served LESSEE or LESSEE'S designated agent with notice of such default and such default is not cured in fifteen (15) days, expire and terminate, and the LESSOR may, at any time thereafter, re-enter said premises, and the same have and possess as of his former estate, and without such re-entry, may recover possession thereof in the manner prescribed by the statute relating to summary process.

         No holding over by said LESSEE shall operate to renew this Lease without such written consent of said LESSOR.

         And it is further agreed between the parties hereto, that the LESSEE is to comply with, and to conform to all the Laws of the State of Connecticut, and the by-laws, rules and regulations of the Town within which the premises hereby leased are situated, relating to Health, Environment, Nuisance, Fire, Highways and Sidewalks, so far as the premises hereby leased are, or may be concerned; and to save the LESSOR harmless from all fines, penalties and costs for violation of or non-compliance with the same, which are due to acts of commission or omission of said LESSEE. Said premises except areas designated by LESSEE as private shall be at all reasonable times open in times of emergencies or by prior appointment.


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         And it is further agreed between the parties to these presents, that in case the building or buildings erected on the premises hereby leased shall be partially damaged by fire or otherwise, the same shall be repaired as quickly as possible at the expense of the LESSOR: that in case the damage shall be so extensive as to render the building or demised premises untenantable for LESSEE to conduct its business, the rent shall cease until such time as the building shall be put in complete repair and if LESSEE'S premises and reasonable access thereto will not be substantially restored to their original condition within 75 days subsequent to said casualty then LESSEE shall have the right to terminate this Lease without penalty upon written notice from LESSEE to LESSOR. In the case of the total destruction of the premises, by fire or otherwise, the rent shall be paid up to the time of such destruction and then from thenceforth this Lease shall cease or come to an end.

          If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and the LESSEE shall have no claim against the LESSOR for the value of any unexpired term of said Lease. LESSOR shall reimburse LESSEE for the net book value of any leasehold improvements made to the premises. Said improvements shall be depreciated over 72 months using the straight-line method. Said reimbursement shall not exceed 25% of the proceeds LESSOR receives if premises are acquired or condemned.

          And LESSEE further covenants and agrees that no unreasonable accumulation of boxes, barrels, packages, waste paper, or other articles, either in quantity or duration of time, shall be permitted in or upon the premises.

         And the LESSEE covenants that in the event the LESSOR is required to employ an attorney in order to enforce a provision of this Lease, the LESSEE shall pay a reasonable attorney's fee not to exceed Fifteen Hundred ($1,500.00) Dollars, in addition to any Court costs and sheriff fees if


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LESSOR is the prevailing party.

         And the LESSOR covenants that in the event the LESSEE is required to employ an attorney in order to enforce a provision of this Lease, the LESSOR shall pay a reasonable attorney's fee not to exceed Fifteen Hundred ($1,500.00) Dollars, in addition to any Court costs and sheriff fees if LESSEE is the prevailing party.

         LESSEE represents that LESSEE has dealt with no broker in connection with negotiations for and the execution of this Lease.

         The LESSEE further agrees that the leased premises will be used for general offices, sales, research, development and manufacture of printing components, consumables such as ink, printing systems and related devices and no other purpose unless the prior written consent of the LESSOR is obtained, which consent will not be unreasonably withheld.

         The LESSEE shall at all times during the term of this Lease procure and maintain general liability insurance for injury to persons or damage to property arising out of the use of the said premises with companies duly authorized to write such insurance in the State of Connecticut. The minimum policy limits shall be One Million ($1,000,000.00) Dollars, combined single limit for bodily injury and/or property loss. All such insurance shall name LESSEE as insured and certificates thereof shall be left in the possession of the LESSOR. The LESSEE shall furnish to the LESSOR insurance required to be carried by the LESSEE and shall name as insureds the LESSOR and the holder of any fee mortgage as their interest may appear. The LESSEE shall furnish to the LESSOR and, upon request, the holder of any mortgage, certificates, evidencing all such insurance policies and renewals thereof at least ten (10) days prior to the expiration of any similar policy then expiring. Said policies shall provide that they shall not be cancelable by the insurer without thirty (30) days prior notice to the LESSOR and the holder of any mortgage. Should the LESSEE fail to provide or pay for any of the insurance as required above, or should any such policy of insurance obtained by LESSEE be allowed to lapse for any reason whatsoever, the LESSOR may at the LESSOR'S option,


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obtain such insurance. In such event, the premiums paid by the LESSOR shall be additional rent and shall be due and payable with interest thereon at ten (10%) percent, immediately or at any time thereafter at the option of the LESSOR, provided that LESSOR has obtained such insurance.

         The LESSOR will obtain Fire Insurance on the structure in the amount of Five Hundred Thousand ($500,000.00) Dollars, prior to LESSEE taking actual possession. In the event that the cost for said insurance is increased as a result of the nature of material stored or manufactured by the LESSEE other than that aforementioned above, the LESSEE agrees to pay the increased costs of insurance. LESSEE agrees to carry its own insurance covering fire damage to any of its personal property, fixtures, equipment and further agrees to hold LESSOR harmless from any claims or losses arising as the result of fire damage and/or destruction.

         The LESSEE agrees the property herein demised shall be in no event security for any claim for work, labor, services or materials connected with or incident to any installation, alteration, or repair made at the insistence of the LESSEE in and to the said property, and further that the LESSEE will pay and indemnify the LESSOR against all legal costs and charges including counsel fees reasonably incurred in and about the defense of any suit in discharging the said premises, or in proceedings by the LESSOR, with respect to any lien, judgment or encumbrance, caused by the LESSEE. Nothing contained in this Agreement, or incident to the tenancy hereby created shall be interpreted as authorizing the LESSEE to pledge the credit of the LESSOR with respect to any cost of any installation, alteration or repair.

         The parties further agree and the LESSEE expressly covenants that no industrial process wastes, which may be incompatible with the municipal sewer system, shall be discharged into the system located upon the serving and demised premises, but shall be hauled away at the LESSEE'S


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expense. The LESSEE will be responsible for the normal upkeep of the sewer pump station.

         The matter of maintenance, repair, alteration, distribution of electrical power from the electrical panel to any of the LESSEE'S equipment, shall be the sole responsibility and cost of the LESSEE and such installation shall be done only by a licensed electrician and certificates of electrical inspection shall be issued upon completion and a copy thereof filed with the LESSOR.

         The LESSOR shall, at the LESSOR'S expense, if required, make all necessary major structural, roof and road repairs.

         The LESSOR agrees to execute any and all consents and formal documents that may be submitted to it in order to accomplish the purposes of the Lease.

         The parties agree that all machinery, equipment and fixtures of the LESSEE shall remain the personal property of the LESSEE and be deemed as personal property.

         The lease and all rights of LESSEE hereunder are and shall be subject and subordinate to the lien of any first mortgage which may hereafter affect the fee title of the demised premises and to any modification, renewals, extensions or replacements thereof and which shall contain a provision that notwithstanding any default in the mortgage and any foreclosure thereof or the enforcement by the holder thereof of any rights or remedies thereunder or otherwise, this Lease shall remain in full force and effect and the LESSEE shall be permitted to remain in quiet and peaceful possession of the demised premises throughout the term thereof and any extension or renewal thereof.

         The LESSEE shall, upon demand, at any time or times, execute, acknowledge and deliver to LESSOR, without expense to LESSOR, any instruments that may be reasonably necessary or proper to subordinate this Lease and all rights hereunder to the lien of any such first mortgage and each such renewal, modification, consolidation, replacement and extension.


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         The LESSEE is to be responsible for the periodic servicing of and normal wear and tear upon plumbing, heating and air conditioning equipment installed by the LESSOR; LESSOR is to be responsible for major repairs to plumbing, heating and air conditioning equipment; the LESSEE to assume all costs of repair to all systems and/or fixtures installed by the LESSEE or at the LESSEE'S expense.

          The LESSEE shall be responsible for maintenance involving the exterior of the leased building due to normal wear and tear. The LESSEE shall be responsible for window washing, all summer grounds maintenance, and snow removal from sidewalks, parking and loading areas, access road and entrance ways, at the LESSEE'S expense. All interior maintenance will be the sole responsibility of the LESSEE and at the LESSEE'S expense.

         Nothing contained herein shall be construed to require the LESSOR to furnish to the LESSEE as part of the consideration for rental reserved herein; heat, cleaning, electricity, nor any other service whatsoever, except that expressly stated herein.

         LESSOR shall provide parking spaces for a minimum of hundred (100) cars.

         LESSEE shall save LESSOR harmless from, and defend and indemnify LESSOR against, any and all injury, loss or damage, or claims for injury, loss or damage, of whatever nature, to any person or property caused by or resulting from any breach of a covenant of this lease by LESSEE, any act, omission or negligence of LESSEE or any subtenant or concessionaire of LESSEE or any employee or agent of LESSEE or any subtenant or concessionaire of LESSEE. It is a condition of this save harmless and indemnification that LESSEE shall receive prompt notice of any such claim against LESSOR.

         LESSOR shall save LESSEE harmless from, and defend and indemnify LESSEE against, any and all injury, loss or damage, or claims for injury, loss or damage, of whatever nature, to any


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person or property caused by or resulting from any breach of a covenant of this lease by LESSOR, any act, omission or negligence of LESSOR or its employees or agents. It is a condition of this save harmless and indemnification that LESSOR shall receive prompt notice of any such claim against LESSEE.

         All notices required or desired to be given hereunder by either party to the other shall be given by certified or registered mail. Notices to the respective parties shall be addressed as follows:

                   If to the LESSOR:        Oskar G. Rogg
                                            586 Danbury Road
                                            New Milford, CT 06776

                   If to the LESSEE:        J. Leo Gagne
                                            Trident Incorporated
                                            1114 Federal Road
                                            Brookfield, CT 06804

Either party may, by written notice, designate a new address to which such notices thereafter shall be directed.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and to a duplicate of the same tenor and date, as of the date first written above.

WITNESS                                     LESSOR

/s/ Mary Hendrix                            /s/ Oskar G. Rogg
----------------                            -----------------
                                            OSKAR G. ROGG
WITNESS
/s/ Barbara Koger
-----------------


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LESSEE
TRIDENT INTERNATIONAL, INCORPORATED


/s/ J. Leo Gagne
----------------
J.LEO GAGNE


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